Exhibit 10.24

AMENDMENT NO. 1

TO THE NACCO MATERIALS HANDLING GROUP, INC. LONG-TERM INCENTIVE COMPENSATION PLAN

(Amended and Restated Effective as of January 1, 2012)

NACCO Materials Handling Group, Inc. hereby adopts this Amendment No. 1 to the NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan (Amended and Restated Effective as of January 1, 2012) (the “Plan”). Except as otherwise provided herein, the terms of this Amendment shall be effective as of, and contingent upon, the “Spin Off Date,” as such term is defined in the 2012 Separation Agreement between NACCO Industries, Inc. and Hyster-Yale Materials Handling, Inc. (the “Effective Date”). Words used herein with initial capital letters that are defined in the Plan are used herein as so defined.

Section 1

Section 4(g) of the Plan is hereby amended in its entirety to read as follows:

“(g) “Committee” means the Compensation Committee of the Hyster-Yale Materials Handling, Inc. (the “Parent Company”) Board of Directors or any other committee appointed by the Parent Company’s Board of Directors to administer this Plan in accordance with Section 5, so long as any such committee consists of not less than two directors of the Parent Company and so long as each member of the Committee is (i) an “outside director” for purposes of Section 162(m) and (ii) is not an employee of the Parent Company or any of its subsidiaries.”

Section 2

Section 4.1(m) of the Plan is hereby amended by deleting the phrase “Effective Date” and replacing it with the phrase “Key Employee Effective Date” each time it appears therein.

Section 3

The last bullet point in Section 4.1(m) of the Plan is hereby amended in its entirety to read as follows:

“Notwithstanding the foregoing, a Participant shall not be classified as a Key Employee unless the stock of (i) NACCO Industries, Inc. or a related entity (for periods prior to the “Spin-Off Date” (as such term is defined in the 2012 Separation Agreement between NACCO Industries, Inc. and the Parent Company)) or (ii) the Parent Company (for periods on and after the Spin-Off Date) (subject to any applicable transitional rules contained in Code Section 409A and the regulations issued thereunder) is publicly traded on an established securities market or otherwise on the date of the date of the Participant’s Termination of Employment.”

Section 4

Section 4(t) of the Plan is hereby amended in its entirety to read as follows:

“(t) “ROTCE.” For periods on or before December 31, 2012, “ROTCE” shall mean the return on total capital employed of the Company. For periods on and after January 1, 2013, “ROTCE” shall mean the return on total capital employed of the Parent Company, as determined for a particular calendar year.”

Section 5

Effective January 1, 2013, the first sentence of Section 6 of the Plan is hereby amended (1) by deleting the phrase “Hay Salary Grade of 25 or above” and replacing it with the phrase “Hay Salary Grade of 26 or above” therein and (2) by amending clause (ii) thereof to read as follows:

“(ii) persons who are participants in the Hyster-Yale Materials Handling, Inc. Long-Term Equity Incentive Plan for a particular Award Term shall not be eligible to participate in this Plan for the same Award Term.”

Section 6

Section 14(c) of the Plan is hereby deleted in its entirety.

Section 7

Section 15 of the Plan is hereby amended in its entirety to read as follows:

“15. Approval by Stockholders

The Plan was approved by the stockholders of NACCO Industries, Inc. on May 9, 2012. The Plan will be submitted for approval by the stockholders of the Parent Company following the “Spin-Off Date” (as such term is defined in the 2012 Separation Agreement dated between NACCO Industries, Inc. and Hyster-Yale Materials Handling, Inc. (the “Separation Agreement”)). If such approval has not been obtained by July 1, 2013, all grants of Target Awards made on or after January 1, 2013 for Performance Periods beginning on or after January 1, 2013 will be rescinded.”

Section 8

Appendix 1 to the Plan is hereby amended in its entirety to read as follows:

“Appendix 1. Change in Control.

Change in Control. The term “Change in Control” shall mean the occurrence of any of the events listed in I or II; provided that such occurrence occurs on or after the Spin-Off Date and meets the requirements of Treasury Regulation Section 1.409A-3(i)(5) (or any successor or replacement thereto) with respect to a Participant:

I. i.	Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders (as defined below), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then outstanding voting securities of a Related Company (as defined below) entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities by any Person pursuant to an Excluded Business Combination (as defined below); or

ii.	The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of any Related Company or the acquisition of assets of another corporation, or other transaction involving a Related Company (“Business Combination”) excluding, however, such a Business Combination pursuant to which (such a Business Combination, an “Excluded Business Combination”) the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of any Related Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then Outstanding Voting Securities of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns any Related Company or all or substantially all of the assets of any Related Company, either directly or through one or more subsidiaries).

II. i.	Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then outstanding voting securities of Hyster-Yale Materials Handling, Inc. (“HY”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities:

(A) directly from HY that is approved by a majority of the Incumbent Directors (as defined below); or

(B) by any Person pursuant to an Excluded HY Business Combination (as defined below);

provided, that if at least a majority of the individuals who constitute Incumbent Directors determine in good faith that a Person has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the combined voting power of the outstanding voting securities of HY inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or less of the combined voting power of the outstanding voting securities of HY, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

ii.	a majority of the Board of Directors of HY ceases to be comprised of Incumbent Directors; or

iii.	the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of HY or the acquisition of assets of another corporation, or other transaction involving HY (“HY Business Combination”) excluding, however, such a Business Combination pursuant to which both of the following apply (such a Business Combination, an “Excluded HY Business Combination”):

(A)	the individuals and entities who beneficially owned, directly or indirectly, HY immediately prior to such HY Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such HY Business Combination (including, without limitation, an entity that as a result of such transaction owns HY or all or substantially all of the assets of HY, either directly or through one or more subsidiaries); and

(B)	at the time of the execution of the initial agreement, or of the action of the Board of Directors of HY, providing for such HY Business Combination, at least a majority of the members of the Board of Directors of HY were Incumbent Directors.

III.	Definitions. The following terms as used herein shall be defined as follows:

i.	“Incumbent Directors” means the individuals who, as of the Spin-Off Date, are Directors of HY and any individual becoming a Director subsequent to such date whose election, nomination for election by HY’s stockholders, or appointment, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of HY in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board of Directors of HY occurs as a result of an actual or threatened election contest (as described in Rule 14a 12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of HY.

ii.	“Permitted Holders” shall mean, collectively, (i) the parties to the 2012 Stockholders’ Agreement, as amended from time to time, by and among the “Depository,” the “Participating Stockholders” (both as defined therein) and HY; provided, however, that for purposes of this definition only, the definition of Participating Stockholders contained in the Stockholders’ Agreement shall be such definition in effect on the date of the Change in Control, (ii) any direct or indirect subsidiary of HY and (iii) any employee benefit plan (or related trust) sponsored or maintained by HY or any direct or indirect subsidiary of HY.

iii.	“Related Company” means NACCO Materials Handling Group, Inc. and its successors (“NMHG”), any direct or indirect subsidiary of NMHG and any entity that directly or indirectly controls NMHG.”

4